Contact: Amy Hopkins Phone: 202-774-3253 E-mail: ahopkins@washreit.com

WashREIT Completes Office Portfolio Sale
Continues to Progress Multifamily Transformation and Planned Southeast Expansion

Washington, DC, [July 26, 2021] - WashREIT (NYSE: WRE) has completed the previously announced sale of 12 office assets, representing the entire office portfolio excluding Watergate 600, for gross proceeds of $766 million. WashREIT plans to use the net proceeds of the sale to fund the expansion of its multifamily platform and to reduce leverage by repaying outstanding debt, starting with the redemption of all $300 million of senior unsecured notes due 2022 on or about August 26, 2021 in accordance with their terms. Additional progress on its multifamily transformation and expansion into targeted Southeastern markets will be discussed during the company’s second quarter earnings call on July 30, 2021.
“The successful sale of our office portfolio represents a significant milestone in our multi-year strategic transformation into a multifamily REIT,” said Paul T. McDermott, President and CEO of WashREIT. “We are pleased with the execution of this sale, which provides significant capital to continue our growth as we geographically diversify into targeted Southeastern markets.”

WashREIT owns and operates uniquely positioned real estate assets in the Washington D.C. market. Backed by decades of experience, expertise and ambition, we create value by transforming insights into strategy and strategy into action. Our portfolio includes approximately 7,059 multifamily apartment units and 1 million square feet of commercial space. Our shares trade on the NYSE and our company currently has an enterprise value of approximately $3 billion. With a track record of driving returns and delivering satisfaction, we are a trusted authority in one of the nation's most competitive real estate markets.
Statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to, the risks associated with the failure to enter into and/or complete contemplated acquisitions or dispositions (including the expected retail asset sales) within the price ranges anticipated and on the terms and timing anticipated, or at all; our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of multifamily properties in the Southeastern markets, the repayment of debt and termination of interest rate swaps, on the terms and timing anticipated; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2020 Form 10-K filed on February 16, 2021. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.